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                                                                  EXHIBIT 10.68

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of January 25, 2003, among Iron Age Corporation, a Delaware corporation (the "Company"), Iron Age Investment Company, a Delaware corporation and a subsidiary of the Company (the "Subsidiary Guarantor"), and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 24, 1998 (as amended from time to time, the "Indenture"), providing for the issuance of an aggregate principal amount of $100,000,000 of 9 7/8% Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guaranty (as defined below) on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall have any liability for any obligations of the Subsidiary Guarantor under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and



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release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.



                                        IRON AGE CORPORATION

                                        By:    /s/ William J. Mills
                                               ---------------------------
                                               Name: William J. Mills
                                               Title: President

                                        IRON AGE INVESTMENT COMPANY

                                        By:    /s/ Bart R. Huchel
                                               ---------------------------
                                               Name: Bart R. Huchel
                                               Title: President

                                        JPMORGAN CHASE BANK, AS TRUSTEE

                                        By:    /s/ Kathleen Perry
                                               ---------------------------
                                               Name:  Kathleen Perry
                                               Title: Vice President